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                                                                     EXHIBIT 5.1

                                January 28, 2000


Brocade Communications Systems, Inc.
1901 Guadalupe Parkway
San Jose, CA  95131

     RE: REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about January 28, 2000 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 1,031,750 shares of your Common Stock authorized but unissued under your 1999 Nonstatutory Stock Option Plan, 968,250 shares of your Common Stock available for issuance under your 1999 Nonstatutory Stock Option Plan, 2,676,002 shares available for issuance under your 1999 Stock Plan and 1,338,000 shares available for issuance under your 1999 Employee Stock Purchase Plan. Such shares of Common Stock are referred to herein as the "Shares" and the 1999 Nonstatutory Stock Option Plan, the 1999 Equity Incentive Plan and the 1999 Employee Stock Purchase Plan are referred to herein as the "Plans". As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares pursuant to the Plans.

     It is our opinion that, upon completion of the actions being taken, or contemplated by us as your counsel to be taken by you prior to the issuance of the Shares pursuant to the Registration Statement and the Plan and upon completion of the actions being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares will be legally and validly issued, fully-paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                            Very truly yours,

                                            WILSON SONSINI GOODRICH & ROSATI
                                            Professional Corporation

                                            /s/Wilson Sonsini Goodrich & Rosati